Exhibit 4.29

HUNTSMAN CORPORATION, as Issuer,

the GUARANTORS named herein,

and

WILMINGTON TRUST COMPANY,

as Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of July 11, 2002

Amending and Supplementing the Amended and Restated Indenture
Dated as of June 14, 2002

$275,000,000
9½% Senior Subordinated Notes due 2007

$125,000,000
Senior Subordinated Floating Rate Notes due 2007

FIRST SUPPLEMENTAL INDENTURE, dated as of July 11, 2002 (the “First Supplemental Indenture”), among Huntsman Corporation, a Utah corporation (the “Company”), the persons listed on the signature pages hereto as the Original Guarantors (collectively, the “Original Guarantors”), Huntsman Expandable Polymers Company, LC, Huntsman Procurement Corporation, Huntsman International Services Corporation (collectively, the “New Guarantors”), Huntsman Purchasing, Ltd. (“Huntsman Purchasing”), and Wilmington Trust Company, as trustee (the “Trustee”), amending and supplementing the Amended and Restated Indenture, dated as of June 14, 2002 (the “Amended and Restated Indenture”), among the Company, the Original Guarantors and the Trustee, governing the Company’s 9½% Senior Subordinated Notes due 2007 and Senior Subordinated Floating Rate Notes due 2007 (collectively, the “Notes”).  Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Amended and Restated Indenture.

RECITALS:

WHEREAS, each of the New Guarantors has guaranteed the Company’s bank credit facilities, and, therefore, is required pursuant to the terms of Section 4.19 of the Amended and Restated Indenture to execute and deliver a supplemental indenture providing a guarantee of payment of the Notes; and

WHEREAS, pursuant to a supplemental indenture, dated as of December 2, 1998, Huntsman Purchasing became a Guarantor of the Notes and, therefore, is required to be a party to the Amended and Restated Indenture; and

WHEREAS, the Company, the Original Guarantors, the New Guarantors and Huntsman Purchasing have duly authorized the execution and delivery of this First Supplemental Indenture and have done all things necessary to make this First Supplemental Indenture a valid agreement in accordance with its terms.

Each party hereto agrees as follows for the equal and proportionate benefit of all Holders of the Notes:

Section 101.                                Addition of Guarantors.

In accordance with Sections 4.19, 9.01 and 11.01 of the Amended and Restated Indenture, each of the New Guarantors hereby agrees to guarantee (the “Guarantee”) the Company’s payment obligations under the Notes as a Guarantor under Article Eleven of the Amended and Restated Indenture.  Notwithstanding the foregoing, the Guarantee of any New Guarantor shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon:  (i) the unconditional release of such New Guarantor from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to Section 4.19 of the Amended and Restated Indenture; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company’s Capital Stock in, or all or substantially all of the assets of, such New Guarantor or the parent of such New Guarantor, as applicable; provided that (a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) such assumption, guarantee or other liability of such New Guarantor has been released by the holders of the other Indebtedness so guaranteed or (iii) such New Guarantor becoming an Unrestricted Subsidiary in accordance with the Amended and Restated Indenture.

Section 102.                                Addition of Signatories to the Amended and Restated Indenture.

Each of the New Guarantors and Huntsman Purchasing hereby agrees to be bound by the terms of the Amended and Restated Indenture, as supplemented by this First Supplemental Indenture, to the same extent as if the New Guarantors and Huntsman Purchasing executed and delivered the Amended and Restated Indenture.

Section 103.                                References in the Amended and Restated Indenture.

All references in the Amended and Restated Indenture to “Guarantor” are hereby deemed to include the New Guarantors and Huntsman Purchasing.

Section 104.                                Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not effect the construction hereof.

Section 105.                                Governing Law.

Subject to the following sentence, this First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.  This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of the Amended and Restated Indenture and shall, to the extent applicable, be governed by such provisions.

Section 106.                                Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

HUNTSMAN CORPORATION, as Issuer

By:	/s/ J. Kimo Esplin
Name: J. Kimo Esplin
Title: Executive Vice President and CFO

* * * * *

ORIGINAL GUARANTORS

HUNTSMAN FUELS, L.P.

By:	/s/ Don H. Olsen
Petrostar Fuels LLC, its Manager
Name: Don H. Olsen
Title: Vice President

PETROSTAR FUELS LLC

By:	/s/ Don H. Olsen
Name: Don H. Olsen
Title: Vice President

PETROSTAR INDUSTRIES LLC

By:	/s/ J. Kimo Esplin
Name: J. Kimo Esplin
Title:Vice President

AIRSTAR CORPORATION
HUNTSMAN CHEMICAL CORPORATION
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN POLYMERS CORPORATION
JK HOLDINGS CORPORATION

By:	/s/ Samuel D. Scruggs
Name: Samuel D. Scruggs
Title: Vice President and Treasurer

HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN ENTERPRISES, INC.
HUNTSMAN FAMILY CORPORATION
HUNTSMAN GROUP HOLDINGS FINANCE CORPORATION
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN HEADQUARTERS CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION
HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
HUNTSMAN POLYMERS HOLDINGS CORPORATION
POLYMER MATERIALS INC.

By:	/s/ Samuel D. Scruggs
Name: Samuel D. Scruggs
Title: Vice President

* * * * *

NEW GUARANTORS

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

By:	/s/ J. Kimo Esplin
Huntsman Chemical Corporation, its Manager
Name: J. Kimo Esplin
Title: Senior Vice President and CFO

HUNTSMAN PROCUREMENT CORPORATION

By:	/s/ J. Kimo Esplin
Name: J. Kimo Esplin
Title: Vice President

HUNTSMAN INTERNATIONAL SERVICES CORPORATION

By:	/s/ J. Kimo Esplin
Name: J. Kimo Esplin
Title: Vice President and Treasurer

* * * * *

HUNTSMAN PURCHASING, LTD.

By:	/s/ J. Kimo Esplin
Huntsman Procurement Corporation, its General Partner
Name: J. Kimo Esplin
Title: Vice President

* * * * *

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Steven Cimalore
Name: Steven Cimalore
Title: Vice President